EXHIBIT 7.(B)
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                     EMPLOYMENT AGREEMENT
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     THIS EMPLOYMENT AGREEMENT, made on the 28th day of May,
1998, between:
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          SUFFIELD TECHNOLOGIES CORP.,  a Florida
          corporation ("CORPORATION");
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                             and
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          DAVID L. SMITH, JR., an individual ("EMPLOYEE").
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                      R E C I T A L S:
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     FIRST, the CORPORATION desires to enter into an
employment relationship with the EMPLOYEE upon the terms and conditions hereinafter set forth; and
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     SECOND, the EMPLOYEE desires to accept such employment;
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     NOW, THEREFORE, in consideration of the premises and
the mutual agreements hereinafter set forth by and between
the parties, it is agreed as follows:
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     1.0     Employment.  The CORPORATION hereby employs the
EMPLOYEE, and the EMPLOYEE accepts employment with the CORPORATION, in such position as the CORPORATION may direct or desire, on the terms and conditions hereinafter set
forth.
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     2.0     Duties.  The duties of the EMPLOYEE shall be
determined by the Board of Directors and Officers of the CORPORATION. The EMPLOYEE agrees to perform such duties and hold such offices as may be assigned to him from time to time and to devote to the CORPORATION his full time, attention and energy necessary for him to perform such duties.
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     3.0     Term.  The term of employment shall begin on
the date hereof and continue for a two (2) year period until terminated as herein provided. The term shall be automatically renewed for an additional two (2) year period provided EMPLOYEE notifies CORPORATION in writing no later than two (2) months prior to the end of the initial term.
This Agreement may be terminated immediately for Just Cause (hereinafter defined). Additionally, after the initial two
(2) year term this Agreement may be terminated at any time
by CORPORATION upon thirty (30) days prior written notice or immediately for Just Cause.
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     4.0     Compensation and Expenses.  As compensation for
the services to be rendered by the EMPLOYEE to the
CORPORATION pursuant to this Agreement, the EMPLOYEE shall
be paid the following compensation:
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     (a)     Salary: not to exceed $10,000.00 per month
(with not more than a 3% annual salary increase provided
that the CORPORATION is profitable by at least twice the
amount of the salary increase).
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     (b)     Other Benefits: (i) Quarterly bonus of 30% of
net income before income tax (as defined in accordance with generally accepted accounting principles) of the
CORPORATION; (ii) if in fiscal year ending September 30,
1998, the CORPORATION has $1,000,000 in gross revenues (as defined in accordance with generally accepted accounting principles), EMPLOYEE shall receive 100,000 shares of the CORPORATION; if in fiscal year ending September 30, 1999, the CORPORATION has $2,000,000 in gross revenues (as defined in accordance with generally accepted accounting
principles), EMPLOYEE shall receive 100,000 shares of the CORPORATION; if in fiscal year ending September 30, 1999, the CORPORATION has $400,000 in after tax earnings (as defined in accordance with generally accepted accounting principles), EMPLOYEE shall receive 100,000 shares of the
CORPORATION.
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     (c)     Expenses: All necessary expenses for EMPLOYEE
to perform his duties hereunder.
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     5.0     Health Insurance.  The CORPORATION shall
provide health insurance to the EMPLOYEE as shall be
determined by the Board of Directors of the CORPORATION, in
its sole and absolute discretion.
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     6.0     Vacations and Leave.  The EMPLOYEE shall be
entitled to vacation and leave time as determined by the
Board of Directors of the CORPORATION, in its sole and
absolute discretion.
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     7.0     Noncompetition, Trade Secrets, etc.
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     7.1  During the term of this Agreement and for a period
of two (2) years after the termination of his employment
with the CORPORATION for any reason whatsoever, EMPLOYEE
shall not directly or indirectly induce or attempt to
influence any employee of CORPORATION to terminate his employment with CORPORATION and shall not engage in (as a principal, partner, director, officer, agent, employee, consultant, or otherwise) or be financially interested in any business, directly or indirectly, operating where CORPORATION operates its business presently and at such time, which is involved in business activities carried on by the CORPORATION or being definitely planned by the
CORPORATION, at the time of the termination of EMPLOYEE's
employment.
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     7.2      During the term of this Agreement and at all
times thereafter, EMPLOYEE shall not use for his personal benefit, or disclose, communicate or divulge to, or use for the direct or indirect benefit of any person, firm, association or company other than the CORPORATION, any material or information regarding the business methods, business policies, billing and collection policies and procedures, techniques, research or development projects or results, trade secrets, or other knowledge or processes under or developed by the CORPORATION.
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     7.3      Any and all writings, inventions,
improvements, processes, procedures and/or techniques which EMPLOYEE may make, conceive, discover or develop, either solely or jointly with any other person or persons, at any
time during the term of this Agreement, whether during
working hours or at any other time or at the request or upon the suggestion of the CORPORATION which relate to or are useful in connection with any business now or hereafter
carried on or contemplated by the CORPORATION, including developments or expansions of its present fields of operations, shall be the sole and exclusive property of the CORPORATION. EMPLOYEE shall make full disclosure to the CORPORATION of all such writings, inventions, improvements, processes, procedures and techniques, and shall do everything necessary or desirable to vest the absolute title thereto in the CORPORATION. EMPLOYEE shall write and prepare all specifications and procedures regarding such inventions, improvements, processes, procedures and techniques and otherwise aid and assist the CORPORATION so
that the CORPORATION can prepare and present applications
for copyright or Letters Patent wherever possible, as well
as reissues, renewals, and extensions thereof, and can
obtain the record title to such copyright or patents so that the CORPORATION shall be the sole and absolute owner thereof in all countries in which it may desire to have copyright or patent protection. EMPLOYEE shall not be entitled to any additional or special compensation or reimbursement regarding any and all such writings, inventions,
improvements, processes, procedures and techniques.
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     7.4      EMPLOYEE acknowledges that the restrictions
contained in the foregoing subparagraphs, in view of the
nature of the business in which the CORPORATION is engaged,
are reasonable and necessary in order to protect the
legitimate interests of the CORPORATION, and that any
violation thereof would result in irreparable injuries to
the CORPORATION. The EMPLOYEE therefore acknowledges that,
in the event of his violation of any of these restrictions,
the CORPORATION shall be entitled to obtain from any court
of competent jurisdiction preliminary and permanent
injunctive relief as well as damages and an equitable accounting of all earnings, profits, and other benefits arising from such violation, which rights shall be
cumulative and in addition to any other rights or remedies
to which the CORPORATION may be entitled.
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     7.5      If the period of time or the area specified
above shall be adjudged unreasonable in any proceeding, then the period of time shall be reduced by such number of months or the area shall be reduced by the elimination of such
portion thereof or both so that such restrictions may be enforced in such area and for such time as if adjudged to be reasonable. If EMPLOYEE violates any of the restrictions contained in the foregoing subparagraph, the restrictive period shall not run in favor of EMPLOYEE from the time of
the commencement of any such violation until such time as
such violation shall be cured by EMPLOYEE to the
satisfaction of the CORPORATION.
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     8.0     Termination.  Notwithstanding Paragraph 3.0 of
this Agreement, employment of the EMPLOYEE under this
Agreement will immediately terminate upon the happening of
the following events:
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     8.1     The mutual agreement of the EMPLOYEE and the
CORPORATION.
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     8.2     The death of the EMPLOYEE.
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     8.3     Violation of Paragraph 7.0 of this Agreement by
the EMPLOYEE.
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     8.4     By the dissolution and liquidation of the
CORPORATION (other than as part of a reorganization, merger, consolidation or sale of all or substantially all of the assets of the CORPORATION whereby the business of the
CORPORATION is continued).
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     8.5     By the CORPORATION for Just Cause.  For
purposes of this Agreement "Just Cause" shall mean only the following: (i) a final non-appealable conviction of or a plea of guilty or nolo contendere by the EMPLOYEE to a
felony or misdemeanor involving fraud, embezzlement, theft, dishonesty or other criminal conduct; or (ii) habitual neglect of the EMPLOYEE's duties or failure by the EMPLOYEE
to perform or observe any substantial lawful obligation of
such employment that is not remedied within thirty (30) days written notice thereof from the CORPORATION or its Board of Directors; or (iii) any material breach by the EMPLOYEE of this Agreement.  In the event of termination of this
Agreement other than for death, the EMPLOYEE hereby agrees
to resign from all positions held in the CORPORATION, including, without limitation, any positions as a director, officer, agent, trustee or consultant of the CORPORATION or any affiliate of the CORPORATION.
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     9.0     No Assignments.  This Agreement is personal to
the EMPLOYEE, and the EMPLOYEE  may not assign or delegate
any of its rights or obligations hereunder without first obtaining the written consent of the CORPORATION.
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     10.0     Amendments.  No amendments or additions to
this Agreement shall be binding unless in writing, signed by both parties, except as herein otherwise provided.
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     11.0     Waiver of Breach.  The waiver by either party
of a breach or violation of any provision of this Agreement shall not operate as or be construed to be a waiver of any subsequent breach hereof.
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     12.0     Applicable Law.  This Agreement shall be
governed in all respects, whether as to validity,
construction, capacity, performance or otherwise, by the
laws of the State of Florida.
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     13.0     Headings.  The Paragraph headings used in this
Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.
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     14.0     Burden and Benefit.  This Agreement shall be
binding upon, and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators and assigns.
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     15.0     Severability.  The invalidity or
unenforceability of any provision in this Agreement shall
not in any way affect the validity or enforceability of any other provision and this Agreement shall be construed in all respects as if such invalid or unenforceable provision had never been in the Agreement.
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     16.0     Notices.  Any and all notices required
hereunder shall be deemed delivered personally or if mailed
by registered or certified mail to the CORPORATION at its principal place of business and to the EMPLOYEE at the address set forth herein, or at such other address or
addresses as either party may hereinafter designate in
writing to the other.
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     17.0     Entire Agreement.  This Agreement contains the
entire agreement and understanding between the parties with respect to the employment of the EMPLOYEE, and no representations, promises, agreements, or understandings, written or oral, relating to the employment of the EMPLOYEE by the CORPORATION not contained herein shall be of any
force or effect.
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     18.0     Attorneys Fees.       CORPORATION shall be
entitled to attorneys fees from EMPLOYEE in the event of any legal fees incurred based on any breach of this Agreement by EMPLOYEE.
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     IN WITNESS WHEREOF, the CORPORATION and the EMPLOYEE
have duly executed this Agreement as of the day and year
first above written.
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ATTEST:   SUFFIELD TECHNOLOGIES CORP.
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By: /s/ James Lee                By: /s/ James Lee
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        JAMES LEE                        JAMES LEE
        SECRETARY                        PRESIDENT
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By: /s/ David L. Smith
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        DAVID L. SMITH, JR.
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